VARIABLE PREPAID
                               FORWARD TRANSACTION

FIRST UNION LOGO

Date:             November 16, 2001

To:               CTIHC, INC. ("Seller" or "Counterparty")

Address:          Conseco, Inc.
                  11825 N. Pennsylvania Street
                  Carmel, IN  46032

Attention:        Mr. James Adams

Telephone:        (317) 817-6166

Facsimile:        (317) 817-2161

From:             FIRST UNION SECURITIES, INC.
                  as Agent of First Union National Bank (the "Agent")

First Union Reference Numbers: 90602/90603/90605

Dear Sir:

         We hereby confirm the terms of the Transaction described below between Seller and First Union National Bank ("First Union") entered into on the Trade Date specified below. This communication constitutes a "Confirmation" as referred to in the Master Agreement specified below.

         This Confirmation is subject to, and incorporates, the 2000 ISDA Definitions (including the June 2000 Annex thereto) (the "2000 Definitions") and the 1996 ISDA Equity Derivatives Definitions (the "Equity Definitions", and together with the 2000 Definitions, the "Definitions"), in each case as published by the International Swaps and Derivatives Association, Inc. ("ISDA"), except that, for purposes of this Confirmation, all references to "Swap Transactions" in the 2000 Definitions will be deemed also to be references to "Transactions". In the event of any inconsistency between the 2000 Definitions and the Equity Definitions, the Equity Definitions will govern. In the event of any inconsistency between either set of Definitions and this Confirmation, this Confirmation will prevail. For purposes of the Equity Definitions, this Transaction shall be deemed to be a Share Option Transaction with an Exercise Date equal to a Valuation Date.

         This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement between First Union and Seller dated as of November 14, 2001, as amended and supplemented from time to time (the "Master Agreement"). All provisions contained or incorporated by reference in the Master Agreement will govern this Confirmation except as expressly modified below.

The terms of the Transaction to which this Confirmation relates are as follows:


General Terms:
--------------

         Trade Date:                    November 15, 2001

         Seller:                        CTIHC, Inc.

         Buyer:                         First Union

         Shares: The Class A common stock of TeleCorp PCS, Inc. (the "Issuer"); CUSIP #879300101; Ticker Symbol: "TLCP"

         Number of Shares:              1,147,057

         Floor Price:                   The Initial Price

         Cap Price:                     USD 21.9174 [162.50 % of the Initial
                                        Price]

         Prepaid Percentage:            78% of the Initial Price

         Purchase Price:                USD 12,067,415.87 [Initial Price,
                                        multiplied by Number of Shares,
                                        multiplied by Prepaid Percentage].

         Purchase Price Payment Date:   Three (3) Currency Business Days
                                        following Trade Date.

         Exchange:                      Nasdaq NMS

         Related Exchange(s):           Each principal exchange or quotation
                                        system on which options contracts on the Shares trade.

         Clearance System:              DTC

         Early Unwind: The Early Unwind Date shall be any Currency Business Day designated by First Union as the Early Unwind Date by notice given to Counterparty on or before that Currency Business Day provided that an Early Unwind Event shall be continuing on the date of such notice.

                                        "Early Unwind Event" means that at any
                                        time after thirty (30) days has elapsed
                                        from and excluding the Trade Date of
                                        this Transaction, First Union reasonably determines that the "Rebate Rate" is less than the "Federal Funds Rate" plus fifteen (15) basis points per annum (the "Assumed Rebate Rate"); provided however, that such event shall not entitle First Union to unwind this Transaction if during the continuance of such event, either (a) Counterparty shall pay to First Union the "Excess Cost Amount" on the last Business Day of each calendar month; or (b) Counterparty shall consent to the rehypothecation of the number of Shares requested by First Union which are pledged to First Union pursuant to the terms of the Pledge Agreement.

                                        "Federal Funds Rate" means the Federal
                                        Funds (Effective) rate published in N.Y.
                                        Federal Reserve Statistical Release
                                        H.15(519) for that day (or if that day
                                        is not a New York Business Day, then for the next preceding New York Business
                                        Day).

                                        "Excess Cost Amount" means an amount
                                        calculated equal to the Assumed Rebate
                                        Rate minus the "Rebate Rate" multiplied
                                        by the Notional Amount, calculated
                                        monthly on an Actual/360 basis.

                                        "Rebate Rate" means the aggregate fee or rebate, computed monthly, that First Union is paid by each lender for any collateral held by such lender in connection with First Union's hedge for this Transaction.

                                        "Notional Amount" means, as of the last
                                        Exchange Business Day of each month, the average number of shares borrowed by First Union to hedge this Transaction multiplied by the average market price over such month, each as determined by First Union.

                                        If an Early Unwind Date is designated
                                        hereunder, this Transaction shall be
                                        terminated as if an Additional
                                        Termination Event had occurred under the Master Agreement with this Transaction as the sole "Affected Transaction" and with two Affected Parties. The Early Termination Date shall be the Early Unwind Date.

Valuation:
----------

         Initial Price:                 USD 13.4876

         Valuation Time:                The close of regular trading on the
                                        Exchange, without regard to extended
                                        trading hours.

         Valuation Dates:               Each of the ten (10) Exchange Business
                                        Days during the ten (10) Exchange
                                        Business Day period ending on and
                                        including November 15, 2006.

         Final Price:                   With respect to each Valuation Date, the
                                        average execution price at which First
                                        Union executes the unwind of its hedge
                                        relating to the Applicable Number of
                                        Shares.

         Relevant Price:                The last traded price per Share on the
                                        Exchange determined by the Calculation
                                        Agent at the Valuation Time on the
                                        applicable Valuation Date.

Settlement Terms:
-----------------

     Physical Settlement:
     -------------------

         Physical Settlement:           Physical Settlement shall apply unless
                                        the Seller exercises its Cash Settlement
                                        Option, including Seller's provision of
                                        the written notice required pursuant to
                                        "Cash Settlement Option" below. Seller
                                        will deliver to Buyer the Applicable
                                        Number of Shares to be Delivered on each Settlement Date (rounded down to the nearest whole number of Shares), unless
                                        Seller elects the Cash Settlement
                                        Option, in which case Seller will pay
                                        the Cash Settlement Amount on the
                                        applicable Cash Settlement Payment Date
                                        in lieu of delivering Shares. Delivery
                                        of the Applicable Number of Shares will
                                        be made on the relevant Settlement Date
                                        through the Clearance System at the
                                        accounts specified herein.

         Number of Shares to be         Notwithstanding Section 6.3 of the
         Delivered:                     Equity Definitions, Number of Shares to
                                        be Delivered shall mean the number of
                                        Shares determined by the Calculation
                                        Agent as of each Valuation Date equal
                                        to:

                                        (a) if the Relevant Price is less than
                                            or equal to the Floor Price:


                                                the Applicable Number of Shares,

                                        (b) if the Relevant Price is greater
                                            than the Floor Price but less than
                                            the Cap Price:


                                                the Applicable Number of Shares
                                                MULTIPLIED BY the Floor Price
                                                DIVIDED BY the Relevant Price,
                                                and

                                        (c) if the Relevant Price is equal to or
                                            greater than the Cap Price:


                                                the Applicable Number of Shares,
                                                MULTIPLIED BY (x) the sum of (i)
                                                the Floor Price and (ii) the
                                                amount by which the Final Price
                                                exceeds the Cap Price, DIVIDED
                                                BY (y) the Relevant Price.


                                        Where,


                                        "Applicable Number of Shares" for any
                                        Valuation Date means 110,000 Shares,
                                        except on the final Valuation Date,
                                        Applicable Number of Shares means
                                        157,057 Shares.

         Settlement Dates:              Three (3) Exchange Business Days
                                        following each Valuation Date.

         Failure to Deliver:            Inapplicable.

       Cash Settlement:
       ---------------

         Cash Settlement Option:        Seller will have the right to cash
                                        settle the Transaction on each Cash
                                        Settlement Payment Date for an amount
                                        equal to the applicable Cash Settlement
                                        Amount; provided that Seller shall have
                                        delivered to Buyer written notice of
                                        Seller's intention to cash settle the
                                        Transaction during the Cash Settlement
                                        Option Period. If elected, Cash
                                        Settlement must be applicable to all
                                        Valuation Dates.

         Cash Settlement Option         From and including the tenth Exchange
         Period:                        Business Day prior to the initial
                                        Valuation Date to and including the
                                        Exchange Business Day immediately
                                        preceding the initial Valuation Date.

         Cash Settlement Amount:        The product, expressed in U.S. dollars
                                        (USD), determined as of each Valuation
                                        Date, of (a) the Final Price, multiplied by (b) the Applicable Number of Shares to be Delivered.

         Cash Settlement Payment        Three (3) Exchange Business Days after
         Dates:                         each Valuation Date.

       Dividends:                       If a Record Date in respect of the
       ---------                        Shares occurs on any date from and
                                        including the Effective Date to but
                                        excluding the final Settlement Date or
                                        the final Cash Settlement Date, as the
                                        case may be, on the date on which a
                                        Dividend Amount is paid by the Issuer to holders of record of the Shares the Seller shall pay to the Buyer the Dividend Payment whether or not such date occurs after the final Settlement
                                        Date or the final Cash Settlement Date,
                                        as the case may be.

                                        "Dividend Payment" means an amount
                                        determined, in the Calculation Agent's
                                        good faith discretion, as follows: the
                                        per share Dividend Amount multiplied by
                                        "X" where X is determined as of the
                                        ex-dividend date.

                                        "X" means the number of Shares
                                        determined by the Calculation Agent by
                                        taking (a) the Number of Shares and (b)
                                        the number of Shares covered by any
                                        financial instruments relating to the
                                        Shares (including, but not limited to,
                                        options and futures contracts) that
                                        include in the amount paid (which shall
                                        include any adjustment to such
                                        instrument in lieu of any such payment)
                                        by First Union pursuant to that
                                        instrument, an amount reflective of the
                                        Dividend Amount on the Shares and which
                                        collectively form First Union's delta
                                        hedge position relating to this
                                        Transaction as of the ex-dividend date;
                                        provided, however, that X shall not
                                        exceed the Number of Shares.

                                        Notwithstanding the foregoing, upon 10
                                        Business Days' prior notice (which may
                                        be written or oral), so long as an Early
                                        Unwind Date has not been designated, the Seller may request that, in lieu of any such payment by Seller with respect to a Dividend, such Dividend be treated as a Potential Adjustment Event under the Equity Definitions.

         Dividend Amount:               An amount equal to any per share cash
                                        dividend payable on the

                                        Shares (other than any cash dividend
                                        under Sections 9.1 (e)(i) or 9.1.
                                        (e)(ii) of the Equity Definitions).

         Record Date:                   The date on which the issuer of the
                                        Shares determines the holders of record
                                        of the Shares with respect to any
                                        Dividend Amount.

Additional Termination Event:           Conseco, Inc.'s (the "Parent") Standard
-----------------------------           & Poor's Senior Unsecured Debt Rating
                                        falls to or below B-.

Adjustments:
------------

         Method of Adjustment:          Calculation Agent Adjustment


                                        For the purposes of Section 9.1(e)(iii)
                                        of the Equity Definitions, a "Dividend
                                        Amount" shall not constitute an
                                        extraordinary dividend unless the Seller elects to treat such Dividend as a Potential Adjustment Event.

                                        For the purposes of Section 9.1(c) of
                                        the Equity Definitions, (i) references
                                        to "Strike Price" shall be deemed to be
                                        references to the "Floor Price" and the
                                        "Cap Price" and (ii) references to
                                        "Number of Options" shall be deemed to
                                        be references to "Number of Shares."

         Extraordinary Events:          For the purposes of Section 9.7 of the
                                        Equity Definitions, references to an
                                        "option" therein shall be deemed to be
                                        references to a "forward".

Consequences of Merger Events:

         (a)      Share-for-Share:      Alternative Obligation; for the
                                        avoidance of doubt if the merger of AT&T
                                        Wireless Services Inc. with the Issuer
                                        is consummated pursuant to the terms of
                                        the Agreement and Plan of Merger by and
                                        among AT&T Wireless Services, Inc., TL
                                        Acquisition Corp. and Telecorp PCS, Inc.
                                        dated as of October 7, 2001 (the "Merger
                                        Agreement") then such merger shall only
                                        result in an adjustment of the Number of Shares, Floor Price and Cap Price by the
                                        Calculation Agent on the conversion
                                        ratio set forth in the Merger Agreement.

         (b)      Share-for-Other:      Cancellation and Payment

         (c)      Share-for-Combined:   Alternative Obligation shall apply to
                                        the portion of the Transaction
                                        representing the portion of the
                                        consideration for the relevant shares
                                        consisting of New Shares and
                                        Cancellation and Payment shall apply to
                                        that portion of the consideration for
                                        the relevant shares consisting of Other
                                        Consideration.

         Nationalization or Insolvency: Cancellation and Payment

Modifications to Article 9:             The Equity Definitions are amended in
                                        the following manner: (a) Section
                                        9.7(b)(iii) is amended by inserting
                                        "Merger Date" in lieu of "Option Value
                                        Event," and (b) Section 9.2(b) is
                                        amended by inserting "the closing date
                                        of the related merger." in lieu of the
                                        language beginning "the date" and ending
                                        ".".

Business Day Convention:                Following

Seller's Notice Details:                CTIHC, Inc.
                                        11825 N. Pennsylvania Street
                                        Carmel, IN 46032
                                        Telephone No.: (317) 817-6166
                                        Facsimile No.:  (317) 817-2161
                                        Attention: Mr. James Adams


Buyer's Notice Details:                 First Union Securities, Inc.
                                        301 South College Street
                                        Charlotte, NC  28288-0601
                                        Facsimile No.: 704-383-9139
                                        Telephone No.: 704-383-5433
                                        Attention:  Equity Derivatives

Seller Payment Instructions:            To be provided by Seller

Buyer Payment Instructions:             First Union National Bank
                                        Capital Markets
                                        Attention: Derivatives Desk
                                        Fed. ABA No.  053000219
                                        Re: Equity Derivatives

Calculation Agent:                      First Union, unless an Event of Default
------------------                      has occurred and is continuing with
                                        respect to First Union, in which case
                                        both parties will negotiate in good
                                        faith and appoint a mutually acceptable
                                        independent leading dealer in
                                        derivatives in the relevant market as
                                        Calculation Agent, whose fees and
                                        expenses, if any, shall be met equally
                                        by both parties. All determinations by
                                        the Calculation Agent are subject to
                                        agreement by the parties. If the parties are unable to agree on a particular calculation, another mutually acceptable
                                        Calculation Agent which is an
                                        independent leading dealer in
                                        derivatives in the relevant market will
                                        be appointed. If the parties are unable
                                        to agree on a substitute Calculation
                                        Agent, each of parties shall elect an
                                        independent leading dealer in
                                        derivatives in the relevant market and
                                        such dealers shall agree on a third
                                        party, who shall be deemed to be the
                                        substitute Calculation Agent. The
                                        Calculation Agent shall act at all times in good faith and in a commercially reasonable manner.

First Union Settlements:                Chelo Stavish
------------------------                Equity Derivatives Operations
                                        Tel: (704) 383-6438
                                        Fax: (704) 383-9139

Governing Law:                          This Confirmation will be governed by
-------------                           and construed in accordance with the
                                        laws of the State of New York (without
                                        reference to its choice of laws
                                        doctrine).

Additional Representations,
Warranties and Covenants:

Insider: Counterparty represents, warrants and covenants that Counterparty (a) is not currently an Insider and (b) will not be an Insider at any time during the term of this Transaction.

                                        "Insider" means (i) a person who is an
                                        officer, director of the Issuer or a
                                        beneficial owner of more than 10% of any class of equity securities of the Issuer required to file reports pursuant to
                                        Section 16(a) of the Securities Exchange
                                        Act and (ii) a person who is an
                                        "Affiliate" (as defined in Rule 144) of
                                        the Issuer.

Transaction Covenants:                  Counterparty represents and warrants
                                        that the Number of Shares to be
                                        Delivered Shares will be freely salable
                                        by or on behalf of Counterparty under
                                        the Securities Act and not subject to
                                        resale restrictions under Rule 144, Rule
                                        145 of the Securities Act or otherwise.

                                        In addition to the representation and
                                        agreement in Section 6.8 of the Equity
                                        Definitions, for the avoidance of doubt
                                        the Seller represents and agrees that,
                                        physical delivery of the Shares to First
                                        Union and any sale by First Union will
                                        not violate or conflict with any law
                                        applicable to such Shares, or any
                                        contractual obligation or restriction
                                        applicable to such Shares and that all
                                        required notices to third parties have
                                        been given including an opinion of
                                        counsel to the transfer agent for the
                                        Shares for removing legends relating to
                                        the Stockholders' Agreement (as defined
                                        below) and securities laws and any
                                        required consents or approvals from
                                        third parties have been obtained and no
                                        third party will have any rights with
                                        respect to the Shares delivered to First
                                        Union and for the avoidance of doubt,
                                        such Shares will not be subject to the
                                        terms of the Stockholders' Agreement
                                        (the "Stockholders' Agreement") by and
                                        among AT&T Wireless PCS, LLC, the Cash
                                        Equity Investors, the Management
                                        Stockholders, the Other Stockholders (in each case, as defined therein) and Telecorp PCS, Inc., dated as of November 13, 2000, as amended by Amendment No. 1 to the Stockholders' Agreement, dated October 7, 2001, as amended, supplemented or otherwise modified or the Investors Stockholders' Agreement by and among Telecorp PCS, Inc. and the Stockholders named therein, dated as of February 28, 2000, as amended, supplemented or otherwise modified or the Voting Agreement by and among Telecorp PCS, LLC and the shareholders listed therein, dated October 7, 2001, as amended, supplemented or otherwise modified.

                                        Seller agrees to deliver to First Union
                                        on or before the Purchase Price Payment
                                        Date, the Pledged Shares registered in
                                        the name of First Union and bearing no
                                        restrictive legends other than the
                                        legend referring to restrictions under
                                        the federal and state securities laws.

                                        Each party represents and warrants that, in effecting the Transaction hereunder, it is not in possession of any material non-public information with respect to the Issuer that, under the U.S. federal securities laws, it would have to disclose in advance to a party effecting a purchase or sale of the Shares.

                                        Each party represents and warrants that
                                        it is an "eligible contract participant" as defined in Commodity Futures Modernization Act of 2000.

Master Agreement Settlement             For purposes of determining the
 Amount:                                Settlement Amount with respect to this
                                        Transaction under Section 6(e) of the
                                        Master Agreement, "Second Method" and
                                        "Market Quotation" shall apply.

Terms relating to the Agent:
---------------------------

(a) The Agent is registered as a broker-dealer with the U.S. Securities and Exchange Commission and the National Association of Securities Dealers, is acting hereunder for and on behalf of First Union solely in its capacity as agent for First Union pursuant to instructions from First Union, and is not and will not be acting as the Seller's agent, broker, advisor or fiduciary in any respect under or in connection with this Transaction.

(b) In addition to acting as First Union's agent in executing this Transaction, the Agent is authorized from time to time to give written payment and/or delivery instructions to the Seller directing it to make its payments and/or deliveries under this Transaction to an account of the Agent for remittance to First Union (or its designee), and for that purpose any such payment or delivery by the Seller to the Agent shall be treated as a payment or delivery to First Union.

(c) Except as otherwise provided herein, any and all notices, demands, or communications of any kind transmitted in writing by either First Union or the Seller under or in connection with this Transaction, including without limitation, any option exercise notice, will be transmitted exclusively by such party to the other party through the Agent at the following address:

                                    First Union Securities, Inc.
                                    301 South College Street
                                    Charlotte, NC  28288-0601
                                    Facsimile No.: 704-383-9139
                                    Telephone No.: 704-383-5433
                                    Attention:  Equity Derivatives

Notwithstanding the foregoing, any such notice, demand or communication by Seller shall be deemed to have been given to First Union when it is so given to the Agent, and any such notice, demand or communication to Seller shall not be deemed to have been given until it is given to Seller.

(d) The Agent shall have no responsibility or liability to First Union or the Seller for or arising from (i) any failure by either First Union or the Seller to perform any of their respective obligations under or in connection with this Transaction, (ii) the collection or enforcement of any such obligations, or (iii) the exercise of any of the rights and remedies of either First Union or the Seller under or in connection with this Transaction. Each of First Union and the Seller agrees to proceed solely against the other to collect or enforce any such obligations, and the Agent shall have no liability in respect of this Transaction except for its gross negligence or willful misconduct in performing its duties as the agent of First Union.

(e) Upon written request, the Agent will furnish to First Union and the Seller the date and time of the execution of this Transaction and a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with this Transaction.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us by fax at (212) 891-5042 (Attention: Gregory Klass, by telephone contact (212) 909-0951).

Very truly yours,

FIRST UNION SECURITIES, INC.,             FIRST UNION NATIONAL BANK
acting solely in its capacity as Agent    By:  First Union Securities, Inc.,
of First Union National Bank                   acting solely in its capacity
                                               as its Agent


By:   /s/ Steven Gray                        By:   /s/ Mary Louise Guttmann
   ------------------------------               ------------------------------
   Name:  Steven Gray                           Name:  Mary Louise Guttmann
   Title: Vice President and                    Title: Senior Vice President
          Assistant General                            and Assistant General
          Counsel                                      Counsel


Accepted and confirmed
as of the date first above written:

CTIHC, INC.


By:   /s/ William T. Devanney, Jr.
   ------------------------------
   Name:  William T. Devanney, Jr.
   Title: Senior Vice President,
          Corporate Taxes










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